Exhibit 5.1


                     KRAMER LEVIN NAFTALIS & FRANKEL LLP

                               919 THIRD AVENUE

                         NEW YORK, N.Y. 10022 - 3852


   TEL (212) 715-9100                                           47, Avenue Hoche
   FAX (212) 715-8000                                              75008 Paris
                                                                     France


                                       February 1, 2002

Atlantic Technology Ventures, Inc.
350 Fifth Avenue
Suite 5507
New York, NY 10118

                  Registration Statement on Form S-3
                  ----------------------------------

Ladies and Gentlemen:

            We have acted as counsel to Atlantic Technology Ventures, Inc., a Delaware corporation (the "Company"), in connection with the preparation and filing of a Registration Statement on Form S-3 (the "Registration Statement") with the Securities and Exchange Commission (the "Commission"), with respect to the registration for resale under the Securities Act of 1933, as amended (the "Act"), of 8,403,318 shares of the Company's common stock, par value $.001 per share, issued by the Company to the selling shareholders named in the Registration Statement (the "Shares") and 8,333,318 shares of the Company's common stock issuable by the Company to the selling shareholders named in the Registration Statement upon exercise of certain warrants (those shares, the "Warrant Shares"; those warrants, the "Warrants").

            In connection with the registration of the Shares and the Warrant Shares, we have reviewed such documents and records as we have deemed necessary to enable us to express an opinion on the matters covered hereby. In rendering this opinion, we have (a) assumed (i) the genuineness of all signatures on all documents examined by us, (ii) the authenticity of all documents submitted to us as originals, and (iii) the conformity to original documents of all documents submitted to us as photostatic or conformed copies and the authenticity of the originals of such copies; and (b) relied (i) on certificates of public officials and (ii) as to matters of fact, statements and certificates of officers and representatives of the Company.

            Based upon the foregoing, we are of the opinion that the Shares have been validly issued, fully paid and non-assessable, and that the Warrant Shares will, upon issuance in accordance with the Warrants for consideration equal to or greater than the par value at the time of the issuance, be validly issued, fully paid and non-assessable.

            We hereby consent to the use of this opinion as an exhibit to the Registration Statement. In giving the foregoing consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission thereunder.

                                    Very truly yours,


                                    /s/ Kramer Levin Naftalis & Frankel LLP